UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 27, 2007
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-99.1

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 5- Corporate Governance

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective June 27, 2007, CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE:CNR, AMEX:CNR) appointed Mr. Vincent McDonnell as Chief Executive Officer of the Company and at the same time, Dr David Robson stepped down from the position of Chief Executive Officer of the Company. Dr David Robson will remain as Chairman of Company.
Mr. McDonnell, who is 48 years old, has worked for the Company since 2000, serving in positions including Chief Commercial Officer, Chief Financial Officer and Chief Operating Officer. He has also served as Acting General Director of the Company’s Georgian operating subsidiary CanArgo Georgia Ltd.
There have been no changes to Mr. McDonnell’s Employment Agreement following his appointment as Chief Executive Officer of the Company.
Dr David Robson is Chairman, President and Chief Executive Officer of Tethys Petroleum Limited (“Tethys”), an associated company of CanArgo that listed on the Toronto Stock Exchange (“TSX”) on June 27, 2007.
Dr Robson’s will serve as Chairman of CanArgo pursuant to an agreement with Vazon Energy Limited (“Vazon”) of which Dr. Robson is the sole owner, Chairman and Managing Director. Dr. Robson through Vazon has signed a comprehensive Management Services Agreement with a six-month termination notice period and a one-year non-competition clause effective from the date of termination of the agreement. Under the terms of the Management Services Agreement, Dr. Robson will be entitled to receive a base salary of £75,000 per year and the Company will make a monthly contribution of 9% of base salary to Dr Robson’s personal pension requirements. Dr. Robson is further entitled for bonuses at the discretion of the Compensation Committee of the Board of Directors of CanArgo. Dr. Robson will further be provided with life assurance with death coverage of up to four times his base salary (excluding any bonus), permanent health insurance, family healthcare insurance and comprehensive BUPA travel insurance. The Agreement contains customary confidentiality provisions. The Agreement does not contain any “gross-up” provisions for “excess parachute” payments, severance provisions or provisions requiring Dr. Robson’s nomination to the Board of the Company.

Effective June 27, 2007, CanArgo’s Corporate Secretary, Elizabeth Landles, signed an amendment to the statement of terms and conditions of employment between Vazon and Elizabeth Landles. This amendment effectively stated that 30% of the total hours worked by Elizabeth Landles would be attributable to CanArgo and that Elizabeth Landles would be entitled to receive a base salary of £40,000 per year. In addition, the total cost of all other total benefits received by Elizabeth Landles would be pro-rated in accordance with the time spent working with CanArgo.
The Management Services Agreement between Dr David Robson and Vazon and the Amendment to the Statement of Terms and Conditions of Employment between Vazon and Elizabeth Landles are filed as Exhibits 10.1 and 10.2 respectively.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
A copy of CanArgo’s press release announcing Mr. McDonnell’s appointment as Chief Executive Officer and Dr Robson’s departure from the same role is being furnished as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
        (d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Management Services Agreement between CanArgo Energy Corporation and Vazon Energy Limited relating to the provisions of the services of Dr. David Robson dated June 27, 2007.

10.2	Amendment No. 1 to the Statement of Terms and Conditions of Employment between Vazon Energy Limited and Elizabeth Landles.

99.1	Press Release dated June 27, 2007 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION

Date: July 3, 2007	By:	/s/ Elizabeth Landles

Elizabeth Landles, Corporate Secretary